Exhibit 10.4
CENTERPOINT ENERGY, INC. DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2003)
First Amendment
          WHEREAS, CenterPoint Energy, Inc. (the “Company”), maintains the CenterPoint Energy, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2003 (the “Plan”), for the benefit of its eligible employees and directors; and
          WHEREAS, in response to the enactment of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), effective as of January 1, 2005, the Company in operation separated all Plan benefits earned and vested as of December 31, 2004 (“Grandfathered Benefits”) from all Plan benefits earned or vested after December 31, 2004 (“409A Benefits”); and
          WHEREAS, at all times on and after January 1, 2005, the Grandfathered Benefits, along with all earnings attributable thereto, have been (and continue to be) subject to the terms and provisions of the Plan as in effect on October 3, 2004, and no material modifications, within the meaning of Code Section 409A and the Treasury regulations and guidance thereunder, have been made (in form or operation) to the Plan with respect to such benefits; and
          WHEREAS, the Company desires to bifurcate the Plan such that (1) the Grandfathered Benefits, along with all earnings attributable thereto, shall be maintained under and paid from the Plan, which shall be frozen and intended to be a “grandfathered” plan exempt from Code Section 409A and (2) the 409A Benefits, along with all earnings attributable thereto, shall be spun-off from the Plan into, and maintained under and paid from, a newly established and separate plan that is intended to comply with the requirements of Code Section 409A, known as the CenterPoint Energy 2005 Deferred Compensation Plan, effective as of January 1, 2008; and
          WHEREAS, in connection with the bifurcation of the Plan, the Company desires to change the name of the Plan to the CenterPoint Energy, Inc. 1989 Deferred Compensation Plan;
          NOW, THEREFORE, the Company, having reserved the right under Section 7.1 of the Plan to amend the Plan, does hereby amend the Plan, effective as of January 1, 2008, as follows:

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          1. The Plan is hereby frozen. No new participants shall be permitted, and no deferred contribution shall be made and no benefits shall be earned or vested, under the Plan after December 31, 2007 (other than earnings on the contributions and benefits earned and vested prior to January 1, 2005). The Plan shall only provide contributions made and benefits earned and vested as of December 31, 2004, along with all earnings attributable thereto. Any contributions or benefits (and earnings thereon) not vested as of December 31, 2004, are hereby spun-off into the new CenterPoint Energy 2005 Deferred Compensation Plan as of January 1, 2008 (and shall be paid from such new plan).
          2. The name of the Plan is hereby amended to be the “CenterPoint Energy, Inc. 1989 Deferred Compensation Plan,” and all references in the Plan to the “CenterPoint Energy, Inc. Deferred Compensation Plan” are hereby amended accordingly, and the definition of “Plan” in Article I of the Plan is hereby amended to read as follows:
     “‘Plan’ means the CenterPoint Energy, Inc. 1989 Deferred Compensation Plan, as amended and restated effective January 1, 2003, as set forth herein (formerly known as the CenterPoint Energy, Inc. Deferred Compensation Plan), as the same may hereafter be amended from time to time. As of January 1, 2008, the Plan is frozen and no new participants shall be permitted and no contributions shall be made and no benefits shall be earned or vested (other than earnings on the contributions and benefits that were earned and vested as of December 31, 2004) under the Plan after December 31, 2007. All unvested benefit accruals as of December 31, 2004 (along with earnings attributable thereto) were spun-off from the Plan, effective as of January 1, 2008, into, and shall be provided under, the CenterPoint Energy 2005 Deferred Compensation Plan.”
          IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused this document to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 21st day of February 2008, but effective as of January 1, 2008.

CENTERPOINT ENERGY, INC.
By:	/s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

ATTEST:

/s/ Richard Dauphin
Richard Dauphin
Assistant Corporate Secretary

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